Exhibit 10.3

STORM CAT ENERGY CORPORATION
(the “Company”)

RESTRICTED SHARE UNIT PLAN

Dated for reference June 27, 2006

1.                                      purpose and interpretation

1.1                               Purpose

The purpose of this Plan is to enhance the Company’s ability to attract and retain individuals with experience and ability to serve as directors, officers, employees and consultants of the Company.  This Plan is intended to promote the alignment of interests between the Company’s shareholders and such individuals by allowing them to participate in the success of the Company.

1.2                               Definitions

For the purposes of the Plan, unless there is something in the subject matter or context inconsistent therewith the following terms shall have the following meanings:

(a)                                  “Account” means the account set up on behalf of each Participant in accordance with Section 4.8;

(b)                                 “Applicable Law” means all federal, provincial and foreign laws and any regulations, instruments or orders enacted thereunder, and the rules, regulations and policies of the Stock Exchanges applicable to the Company and the Participants in respect of the operation and administration of the Plan;

(c)                                  “Board” means the Board of Directors of the Company, as constituted from time to time;

(d)                                 “Change in Control” shall have the meaning as defined in Schedule A;

(e)                                  “Company” means Storm Cat Energy Corporation and includes, unless the context otherwise requires, all of its Subsidiaries and successors according to law;

(f)                                    “Consultant” means an individual (including an individual whose services are contracted through a personal holding Company) engaged to provide ongoing management or consulting services for the Company;

(g)                                 “Eligible Person” means, at the Grant Date, any director, officer, employee or Consultant of the Company;

(h)                                 “Fair Market Value” means, with respect to each vested RSU on the Vesting Date, the closing price per Share on the Vesting Date on the TSX Venture Exchange or the Toronto Stock Exchange (depending on which Stock Exchange the Shares are listed for trading on such date) or, if there is no closing price on the Vesting Date, the last preceding closing price per Share on such Stock Exchange;

(i)                                     “Grant Date” means the date of grant of an RSU by the Board or such other date as may be specified by the Board at the time of the authorization of the grant;

(j)                                     “Insider” shall have the meaning ascribed to that term under the Securities Act and applicable Stock Exchange policies;

(k)                                  “Participant” means an Eligible Person to whom or which RSUs have been granted;

(l)                                     “Plan” means this Restricted Share Unit Plan of the Company, as may be amended;

(m)                               “Plan Limit” means the maximum number of Shares that are issuable under the Plan in accordance with Section 4.2;

(n)                                 “Regulatory Approval” means the approval of any Stock Exchange or any other regulatory authority or governmental agency having lawful jurisdiction over the Plan and any RSUs granted hereunder.

(o)                                 “Restricted Share Unit” or “RSU” means a unit credited by means of a bookkeeping entry on the books of the Company to a Participant’s Account in accordance with the terms and conditions of the Plan;

(p)                                 “RSU Agreement” means an agreement, substantially in the form of the agreement set out in Schedule B, between the Company and a Participant setting out the terms of the RSUs granted to the Participant;

(q)                                 “Securities Act” means the Securities Act (British Columbia), R.S.B.C. 1996 c. 418, as amended from time to time;

(r)                                    “Shares” means the common shares in the capital of the Company;

(s)                                  “Share Compensation Arrangement” means any share option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(t)                                    “Stock Exchanges” means any stock exchanges or markets on which the Shares are listed for trading at the relevant time; and

(u)                                 “Subsidiary” means any corporation that is a subsidiary of the Company as defined in the Securities Act; and

(v)                                 “Vesting Date” means the date the RSUs of a Participant vest in accordance with Section 4.2 and relevant RSU Agreement.

1.3                               Use of Gender and Number

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4                               Governing Law

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

2.                                      ESTABLISHMENT OF THE PLAN

2.1                               Effective Date

There is hereby established a Restricted Share Unit Plan effective as of June 27, 2006.

2.2                               Eligibility

RSUs may be granted hereunder to Eligible Persons from time to time by the Board, subject to the limitations set forth in herein.

2.3                               Compliance with Applicable Law

The Plan, the grant of RSUs under the Plan, and the Company’s obligation to issue Shares following the vesting of RSUs, will be subject to Applicable Law.  Shares issued to Participants pursuant to the vesting of RSUs may be subject to limitation on sale or resale under Applicable Law.

Any inconsistencies between the Plan and Applicable Law, whether due to inadvertence or to changes in such Applicable Law, will be resolved in favour of the latter.

3.                                      ADMINISTRATION

3.1                               Use of Committees

The Board may delegate all or such portion of its powers under this Plan as it may determine to a duly appointed committee of the Board or a senior officer of the Company, either indefinitely or for such period of time as it may specify, and thereafter such committee or senior officer may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorised so to do.  If such a committee or senior officer is appointed for this purpose, all references herein to the Board will be deemed to be references to such committee or senior officer.  Notwithstanding the foregoing, the Board will not be permitted to delegate its powers hereunder to an executive officer to the extent that such powers relate to the participation in this Plan by senior officers and directors of the Company.

3.2                               Authority of the Board

The Board shall be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder.  Subject to the limitations of the Plan, without limiting the generality of the foregoing, the Board has the power and authority to:

(a)                                  Determine which Eligible Persons are to be granted RSUs and the number of RSUs to be issued to those Eligible Persons;

(b)                                 determine the terms under which such RSUs are granted including, without limitation, those related to transferability, vesting and forfeiture;

(c)                                  prescribe the form of RSU Agreement with respect to a particular grant of RSUs;

(d)                                 interpret the Plan and determine all questions arising out of the Plan and any RSUs granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons;

(e)                                  determine whether a Participant is to be issued a Share or a cash payment equal to the Fair Market Value of such Share in satisfaction of each vested RSU;

(f)                                    prescribe, amend and rescind rules and procedures relating to the Plan;

(g)                                 subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Board may impose, delegate to one or more officers of the Company some or all of its authority under the Plan; and

(h)                                 employ such legal counsel, independent auditors, third party service providers and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received there from.

The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons, including, in particular and without limitation, the Participants.

4.                                      GRANT OF RSUS

4.1                               RSU Agreement

Upon the grant of RSUs, the Company will deliver to the Participant an RSU Agreement dated as of the Grant Date, containing the terms of the RSUs and executed by the Company, and upon delivery to the Company of the RSU Agreement executed by the Participant, such Participant will be a participant in the Plan and have the right to receive Shares or cash payments on the terms set out in the RSU Agreement and in the Plan.  Subject to any specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each RSU Agreement made hereunder.

4.2                               Shares Reserved

The maximum number of Shares which may be made subject to issuance under RSUs granted under this Plan is 10,000,000 Shares, less the total of:

(a)                                  the aggregate number of Shares that are, from time to time, subject to issuance under outstanding rights that have been issued by the Company under any other Share Compensation Arrangement, including outstanding Share purchase options issued by the Company under its Amended and Restated Share Option Plan; and

(b)                                 the net number of Shares that, subsequent to the date hereof, are issued pursuant to a right granted under this Plan or any other Share Compensation Arrangement,

subject to adjustment under Section 6.1 (the “Plan Limit”).

For greater certainty:

(c)                                  in the event a right to acquire Shares under this Plan or any other Share Compensation Arrangement expires unexercised or is terminated by reason of dismissal of the holder of the right for cause or is otherwise lawfully cancelled prior to such right resulting in the issuance of Shares, then the Shares that were issuable thereunder will be added back into the aggregate number of Shares that may be, from time to time, made subject to issuance under a right granted under this Plan or any other Share Compensation Arrangement; and

(d)                                 if an optionee under the Company’s Amended and Restated Share Option Plan pays the exercise price (and/or any applicable withholding taxes) of an option by surrendering previously owned Shares, or arranges to have the appropriate number of optioned shares otherwise issuable upon exercise of an option withheld, then the Shares that would have been issued upon exercise of the option equal in number to the surrendered and/or withheld Optioned Shares and Common Shares shall not count towards the maximum number of Shares that may be made subject to issuance under this Plan or any other Share Compensation Arrangement.

4.3                               Limitations of RSUs to Insiders

Notwithstanding anything in this Plan to the contrary,

(a)                                  the aggregate number of Shares that may be made subject to issuance to Insiders pursuant to RSUs granted under the Plan and under any other Share Compensation Arrangement may not exceed 10.0% of the number of Shares outstanding at the Grant Date (on a non-diluted basis); and

(b)                                 the aggregate number of Shares that may be issued to Insiders pursuant to RSU’s granted under the Plan and under any other Share Compensation Arrangement, within any one year period, may not exceed 10.0% of the number of Shares outstanding at the end of such period (on a non-diluted basis).

4.4                               Limitations of RSUs to any One Person

Unless permitted by Regulatory Approval and, if required by Applicable Law, shareholder approval is obtained, the maximum number of Shares which may be reserved for issuance, from time to time, to any one Eligible Person under the Plan and any Share Compensation Arrangement may not exceed 5.0% of the number of Shares outstanding at the Grant Date (on a non-diluted basis).

4.5                               Grant and Vesting of RSUs

(a)                                  Subject to the terms of the Plan, the Board may from time to time grant to any Eligible Person the number of RSUs the Board deems appropriate.

(b)                                 RSUs shall consist of a grant of units, each of which represents the right of the Participant to receive one Share or a cash payment equal to the Fair Market Value of such Share, subject to the terms and conditions contained herein and such additional terms and conditions as the Board deems appropriate, consistent with Applicable Law.

(c)                                  The Board shall have the discretion to determine the Vesting Date for each RSU or any other vesting requirements (to be set forth in the RSU Agreement).

4.6                               Third Party Offer

If an offer to purchase all of the outstanding Shares of the Company is made by a third party, the Board may, in its sole discretion, to the extent permitted by Applicable Law and upon giving each Participant written notice to that effect, require the acceleration of the vesting of RSUs.  All determinations of the Board under this Section will be final, binding and conclusive for all purposes.

4.7                               Change in Control

Upon the occurrence of a Change in Control, all outstanding RSUs at that time shall automatically and irrevocably vest in full.

4.8                               Participant’s Account

The Company shall maintain an Account for each Participant and, upon the grant of RSUs to a Participant, the Board shall cause the Participant’s Account to be credited with the number of RSUs granted.  Any RSU held by a Participant that fails to vest or that vests and a Share or cash payment equal to the Fair Market Value of such Share is delivered to a Participant in satisfaction of such vested RSU shall be cancelled from the Participant’s Account.

4.9                               Vested RSUs

A Participant may elect, by notice to the Company prior to the applicable Vesting Date, to receive for each RSU that has vested pursuant to the Plan and in accordance with and subject to the terms of the RSU Agreement relating to such RSU, one Share or a cash payment equal to the Fair Market Value of such Share.  Notwithstanding any such election by a Participant, the Board reserves the right to determine whether a Participant is to be issued a Share or a cash payment equal to the Fair Market Value of such Share in satisfaction of each vested RSU.

The issuance of Shares or the cash payment to a Participant by the Company in satisfaction of vested RSUs will be made as soon as practicable after the Vesting Date.

4.10                        Withholding Tax

The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant or vesting of any RSU and payment is to be made in a manner satisfactory to the Company.  Notwithstanding the foregoing, the Company will have the right to withhold from any cash amounts otherwise due or to become due from the Company to the Participant, an amount equal to any such taxes.

Notwithstanding the foregoing, immediately upon delivery of any Shares pursuant to Section 4.9, the Company shall have the right to require that a Participant sells a given number of Shares, the net proceeds of which shall be sufficient to cover any applicable withholding taxes and other source deductions required by Applicable Law to be withheld by the Company in connection with the total payments made in satisfaction of the Participant’s vested RSUs.

4.11                        Termination of Employment

Unless otherwise determined by the Board, in its sole discretion, or specified in the applicable RSU Agreement:

(a)                                  upon the voluntary resignation or the termination for cause of a Participant, all of the Participant’s RSUs which remain unvested in the Participant’s Account shall be forfeited without any entitlement to such Participant.  If the Participant has an employment or consulting agreement with the Company, the term “cause” shall have the meaning given to it in the employment or consulting agreement.

(b)                                 upon the termination without cause or death of a Participant, the Participant or the Participant’s beneficiary, as the case may be, shall have a number of RSUs become vested in a linear manner equal to the sum for each grant of RSUs of the original number of RSUs granted multiplied by the number of completed months of employment since the Grant Date divided by the number of months required to achieve the full vesting of such grant of RSUs reduced by the actual number of RSUs that have previously become vested in accordance with Section 4.5.  Such vested RSUs shall be settled in accordance with Section 4.9.

4.12                        No Compensation for Cancelled RSUs

Section 4.11 applies regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the RSUs to vest with the Participant.  Except as expressly permitted by the Board, all RSUs will cease to vest as at the date upon which the Participant ceases to be an Eligible Person.  Participants will not be entitled to any compensation in respect of any RSU that has not vested.

4.13                        Non-Transferability of RSUs

The assignment or transfer of RSUs, or any other benefits under the Plan, shall not be permitted other than by operation of law.

5.                                      AMENDMENT

5.1                               Amendment and Termination of Plan

The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.  Any amendment to any provision of the Plan will be subject to any necessary Regulatory Approvals and, if required by Applicable Law, shareholder approval.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an RSU or any rights pursuant thereto remain outstanding.

5.2                               Powers of Board Survive

The full powers of the Board provided for in the Plan will survive the termination of the Plan until all RSUs have been vested in full or have otherwise expired.

5.3                               Amendment of Outstanding RSUs

Subject to Regulatory Approval and, if required by Applicable Law, shareholder approval, the Board may amend or modify in any manner an outstanding RSU to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an RSU vests, except that no amendment will, without the written consent of all affected Participants, alter or impair any RSU previously granted under the Plan unless as a result of a change in Applicable Law or the Company’s status or classification thereon.

6.                                      ADJUSTMENT TO SHARES

6.1                               Adjustments

Appropriate adjustments in the number of Shares subject to the Plan, as regards RSUs granted or to be granted and the number of Shares subject to RSUs, will be conclusively determined by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Shares of the Company for those in another corporation.  Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Board, and any such determination will be binding on the Company, the Participant and all other affected parties.

6.2                               Further Adjustments

Subject to Section 6.1 and Applicable Law, if, because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares of the Company for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unvested RSUs rights granted under the Plan will be treated including, without limitation, requiring the acceleration of the time for the vesting of such RSUs and the time for the fulfilment of any conditions or restrictions on such vesting.  All determinations of the Board under this Section will be final, binding and conclusive for all purposes.

6.3                               No Fractional Shares

No fractional Shares shall be issued upon the vesting of RSUs granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the vesting of an RSU, such Participant shall only have the right to the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded, and any fractional interest in a Share that would otherwise be delivered upon the vesting of RSUs will be cancelled.

6.4                               Limitations

The grant of RSUs under the Plan will in no way affect the Company’s right to adjust, reclassify, reorganise or otherwise change its capital or business structure or to merge, amalgamate, reorganise, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

7.                                      GENERAL

7.1                               Unfunded Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  Nothing contained in the Plan (or in any RSU Agreement or other documentation related thereto) shall give a Participant any rights that are greater than those of a general creditor of the Company.

7.2                               Compliance with Legislation

The Plan, the grant and vesting of RSUs hereunder and the Company’s obligation to deliver Shares or cash payments upon vesting of RSUs is subject to Applicable Law and to such Regulatory Approvals as may, in the opinion of counsel to the Company, be required.  Each RSU Agreement will contain such provisions as in the opinion of the Board are required to ensure that no Shares are issued on the vesting of an RSU unless the issuance of such Shares will be exempt from all registration and qualification requirements of securities laws of any jurisdiction and will be permitted under Applicable Law.  The Company shall not be obliged by any provision of the Plan or the grant of any RSU hereunder to issue or sell Shares in violation of Applicable Law or any condition of any Regulatory Approval.  No RSU shall be granted and no Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Shares under the securities laws of any jurisdiction and any purported grant of any RSU or issue or sale of Shares hereunder in violation of this provision shall be void.  In addition, the Company shall have no obligation to issue any Shares pursuant to the Plan unless such Shares shall have been duly listed, upon official notice of issuance, with the Stock Exchanges.  Shares issued and sold to Participants pursuant to the vesting of RSUs may be subject to limitations on sale or resale under Applicable Law.  In particular, if required by Applicable Law, an RSU Agreement may provide that shareholder approval to the grant of an RSU must be obtained prior to the vesting of the RSU or to the amendment of an RSU Agreement.

7.3                               Non-Exclusivity

Nothing contained in the Plan will prevent the Board from maintaining or adopting other or additional Share Compensation Arrangements, subject to obtaining prior Regulatory Approval and shareholder approval, if required.

7.4                               Employment and Services

Nothing contained in the Plan or in any RSU Agreement will confer upon or imply in favour of any Eligible Person or Participant any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company, to lawfully terminate the Eligible Person or Participant’s office, employment or service at any time pursuant to the arrangements pertaining to same.  Participation in the Plan by an Eligible Person will be voluntary.

7.5                               Change of Status

A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which an RSU was granted to such Participant will not result in a change in the terms of such RSU provided that such Participant remains an Eligible Person.

7.6                               No Representation or Warranty

The Company makes no representation or warranty as to the future market value of Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada), the United States Internal Revenue Code, or any other taxing statute governing the RSUs or the Shares issuable thereunder or the tax consequences to a Participant.  Compliance with Applicable Law as to the disclosure and resale obligations of each Participant is the responsibility of such Participant and not the Company.

7.7                               Rights as a Shareholder

Nothing contained in the Plan nor in any RSU granted thereunder shall be deemed to give any Participant any interest or title in or to any Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than with respect to Shares issued following the vesting of RSUs.

7.8                               Discretion of Board

Subject to the Board’s powers of delegation provided for under this Plan, the awarding of RSUs to any Eligible Person is a matter to be determined solely in the discretion of the Board.  The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

7.9                               Notices

The form of all communication relating to the Plan shall be in writing and delivered by recognised overnight courier, certified mail, fax or electronic mail to the proper address or, optionally, to any individual personally.  Except as otherwise provided in any RSU Agreement, all notices to the Company or the Board shall be addressed to the Company at its principal business office in Denver, Colorado, Attn: Chief Financial Officer.  All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person by the Company or its designee at the last address for such person maintained in the records of the Company.

SCHEDULE A — CHANGE IN CONTROL

“Change in Control” shall be deemed to have occurred in respect of the Company if:

(a)                                  any individual, corporation, partnership, trust or association is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing fifty percent (50%) or more of the combined voting power, of the Company’s then outstanding voting securities; or

(b)                                 individuals who on a particular date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election to the Board of Directors by the Company’s shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on such date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Director of the Company then in office (a “Change in Board Majority”), and a an individual, corporation, partnership, trust or association has become, at any time during the 120 days before the Change in Board Majority, the ultimate beneficial owner of more than 33 1/3% of the total voting power of the capital stock of the Company of any class or kind ordinarily having the power to vote for the election of directors of the Company on a fully diluted basis; or

(c)                                  there is consummated either (i) a merger, consolidation, reorganization, share exchange or issuance of securities involving the Company (each a “Business Combination”) unless, immediately after such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of voting capital of the Company immediately before the Business Combination continue to beneficially own, directly or indirectly, more than 66 2/3% of the then outstanding voting capital of the resulting or acquiring entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all the Company’s assets either directly or indirectly) in substantially the same proportions as their respective ownership in the outstanding voting capital immediately before such Business Combination; or (ii) the sale or other disposition of any of the Company’s assets for gross proceeds equal to at least two-thirds of the then appraised private enterprise value of the Company; or

(d)                                 proceedings are commenced by the Company to seek its reorganization, arrangement or the composition or readjustment of its debt or to obtain relief in respect of the Company, in each instance, under any law relating to bankruptcy, insolvency or reorganization; or

(e)                                  the Board of Directors of the Company adopts a resolution to the effect that, for the purposes of the Plan, a Change in Control has occurred.

SCHEDULE B — FORM OF RSU AGREEMENT

STORM CAT ENERGY CORPORATION

RESTRICTED SHARE UNIT PLAN — RSU AGREEMENT

This RSU Agreement is entered into between Storm Cat Energy Corporation (the “Company”) and the Eligible Person named below, pursuant to the Company’s Restricted Share Unit Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.                                       on                                                                            (the “Grant Date”);

2.                                                                                                                       (the “Eligible Person”);

3.                                       was granted                                           Restricted Share Units (the “RSUs”), in accordance with the terms of the Plan;

4.                                       the RSUs will vest as follows:

Number of RSUs                       Vesting On

all on the terms and subject to the conditions set out in the Plan.

By signing this agreement, the Participant:

(a)                                  acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this RSU Agreement (subject to any specific variations contained in this RSU Agreement);

(b)                                 acknowledges that he or she will be solely responsible for paying any applicable withholding taxes arising from the grant or vesting of any RSU, as provided in Section 4.10 of the Plan;

(c)                                  where allowed by applicable legislation, agrees to assume any employer’s social security contributions due upon the grant or vesting of any RSU;

(d)                                 agrees that an RSU does not carry any voting rights;

(e)                                  acknowledges that the value of the RSUs granted herein is in C$ denomination, and such value is not guaranteed;

(f)                                    recognises that the value of an RSU upon delivery is subject to stock market fluctuations; and

(g)                                 recognises that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of paragraph 3.2(h) and any communication from or to the designee shall be deemed to be from or to the Company.

IN WITNESS WHEREOF the Company and the Eligible Person have executed this RSU Agreement as of __________________.

STORM CAT ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Name of Eligible Person

Signature of Eligible Person

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt.  Failure to acknowledge acceptance of this grant will result in the cancellation of your RSUs.

2